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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE
                                                   CONTACT:
                                                   MICHAEL E. KELLY
                                                   EXECUTIVE VICE PRESIDENT/
                                                   CHIEF OPERATING OFFICER / CFO
                                                   MAJESTIC STAR CASINO
                                                   (702) 388-2240


                         MAJESTIC INVESTOR HOLDINGS, LLC
                                       AND
                         MAJESTIC INVESTOR CAPITAL CORP.
                ANNOUNCE SUCCESSFUL COMPLETION OF SENIOR SECURED
                              NOTES EXCHANGE OFFER

GARY, IND (September 6, 2002)--Majestic Investor Holdings, LLC and Majestic Investor Capital Corp. (the "Companies") today announced the successful completion of their offer to exchange up to $152,632,000 principal amount of their 11.653% Senior Secured Notes due 2007, registered under the Securities Act of 1933 (the registered notes), for any or all of their outstanding 11.653% Senior Secured Notes due 2007 (the unregistered notes). All unregistered notes were validly tendered prior to the expiration of the exchange offer, which occurred at 5 p.m. New York City time today.

The Companies issued $152,632,000 of unregistered notes on December 6, 2001. As stated in their Form S-4 Registration Statement, which became effective on August 8, 2002, the Companies entered into a registration rights agreement on December 6, 2001, with the initial purchasers of the unregistered notes that required them to file a registration statement under the Securities Act of 1933 providing for this exchange offer. The registered notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act of 1933.

The exchange agent for the exchange offer was The Bank of New York, Corporate Trust Operations, Reorganization Unit, 101 Barclay Street, 7 East, New York, New York 10286. Information may be obtained by calling (212) 815-6331.

Majestic Investor Holdings, LLC was formed on September 14, 2001, as a Delaware limited liability company. The Company is a multi-jurisdictional gaming company that owns and operates three Fitzgeralds brand casinos located in Tunica, Mississippi ("Fitzgeralds Tunica"), Black Hawk, Colorado ("Fitzgeralds Black Hawk"), and downtown Las Vegas, Nevada ("Fitzgeralds Las Vegas"). As of June 30, 2002, the Fitzgeralds properties collectively contain approximately 2,880 slot machines, 384 table games and 2,290 hotel rooms.
Majestic Investor Holdings, LLC is an unrestricted subsidiary of The Majestic Star Casino, LLC, ("Majestic Star"). Majestic Star directly owns and operates a riverboat gaming facility located in Gary, Indiana, and through its unrestricted subsidiary, Majestic Investor Holdings, LLC, three Fitzgeralds brand casinos.


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MAJESTIC INVESTOR HOLDINGS, LLC
MAJESTIC INVESTOR CAPITAL CORP.
ANNOUNCE SUCCESSFUL COMPLETION OF
SENIOR SECURED NOTES EXCHANGE OFFER

                                                                          Page 2

Certain statements made herein may constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual or future performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to: economic, competitive, demographic, business and other conditions in our local and regional markets; changes or developments in laws, regulations or taxes in the casino and gaming industry; substantial indebtedness, debt service requirements and liquidity constraints; and other adverse conditions, such as adverse economic conditions, changes in general customer confidence or spending, increased transportation costs, travel concerns or weather-related factors, that may adversely affect the economy in general and/or the casino and gaming industry in particular.

Inquires for additional information should be directed to Michael E. Kelly, Executive Vice President / Chief Operating Officer / CFO at 702-388-2240.

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